Exhibit 99.1

Sorrento Therapeutics to Present at the Jefferies 2016 Healthcare Conference

SAN DIEGO, May 26, 2016 — Sorrento Therapeutics, Inc. (NASDAQ: SRNE; “Sorrento”), an antibody-centric, clinical-stage biopharmaceutical company developing new treatments for cancer and other unmet medical needs, announced today that Dr. Henry Ji, President and CEO, will present at the Jefferies 2016 Healthcare Conference on Thursday June 9, 2016 in New York, NY. The Sorrento presentation is scheduled to begin at 9:00am EST.

About Sorrento Therapeutics, Inc.

Sorrento is an antibody-centric, clinical stage biopharmaceutical company developing new treatments for cancer, inflammation and autoimmune diseases. Sorrento’s lead products are multiple late-stage biosimilar and biobetter antibodies, as well as clinical CAR-T therapies targeting solid tumors.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the announcement or consummation of any strategic alternatives and any related transactions; the expected closing of the additional private placements; Sorrento’s proposed joint venture with Yuhan; Sorrento’s and its subsidiaries’ prospects; Sorrento’s expectations for its technologies and collaborations; Sorrento’s and its subsidiaries’ advances made in developing antibody drug conjugates (ADCs), human monoclonal antibodies using its proprietary G-MAB fully human antibody technology and any of their other respective technologies, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

All other trademarks and trade names are the property of their respective owners.

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SOURCE: Sorrento Therapeutics, Inc.

© 2016 Sorrento Therapeutics, Inc. All Rights Reserved.

Contacts:

Henry Ji, Ph.D.

President & Chief Executive Officer

Tel: (858) 668-6923

hji@sorrentotherapeutics.com

Kevin Herde

Executive Vice President & Chief Financial Officer

Tel: (858) 210-3736

kherde@sorrentotherapeutics.com